Exhibit 99.1

Qualys Announces Second Quarter 2022 Financial Results

Revenue Growth of 20% Year-Over-Year

GAAP EPS: $0.67; Non-GAAP EPS: $0.89

Raises 2022 Revenue Guidance to $488.0-$489.5 million

Raises 2022 GAAP EPS Guidance to $2.39-$2.44

Raises 2022 Non-GAAP EPS Guidance to $3.50-$3.55

FOSTER CITY, Calif., – August 8, 2022 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the second quarter ended June 30, 2022. For the quarter, the Company reported revenues of $119.9 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $26.6 million, non-GAAP net income of $35.3 million, Adjusted EBITDA of $54.4 million, GAAP net income per diluted share of $0.67, and non-GAAP net income per diluted share of $0.89.

“We are pleased to report another quarter of strong revenue growth and cash flow generation,” said Sumedh Thakar, president and CEO. “We continue to execute well across both our go-to-market and platform innovation agendas, yielding strong competitive differentiation and multiple growth drivers in our business, including our evolving partner ecosystem. Partners remain strategic to our growth strategy, and with continued investment in our partner programs, we believe we will be able to leverage their large distribution networks to drive profitable growth.”

Second Quarter 2022 Financial Highlights

Revenues: Revenues for the second quarter of 2022 increased by 20% to $119.9 million compared to $99.7 million for the same quarter in 2021.

Gross Profit: GAAP gross profit for the second quarter of 2022 increased by 21% to $94.8 million compared to $78.2 million for the same quarter in 2021. GAAP gross margin was 79% for the second quarter of 2022 compared to 78% for the same quarter in 2021. Non-GAAP gross profit for the second quarter of 2022 increased by 21% to $97.5 million compared to $80.6 million for the same quarter in 2021. Non-GAAP gross margin was 81% for both the second quarter of 2022 and the second quarter of 2021.

Operating Income: GAAP operating income for the second quarter of 2022 was $33.0 million compared to $29.4 million for the same quarter in 2021. As a percentage of revenues, GAAP operating income was 28% for the second quarter of 2022 compared to 29% for the same quarter in 2021. Non-GAAP operating income for the second quarter of 2022 increased by 20% to $47.3 million compared to $39.6 million for the same quarter in 2021. As a percentage of revenues, non-GAAP operating income was 39% for the second quarter of 2022 compared to 40% for the same quarter in 2021.

Net Income: GAAP net income for the second quarter of 2022 was $26.6 million, or $0.67 per diluted share, compared to $21.1 million, or $0.53 per diluted share, for the same quarter in 2021. As a percentage of revenues, GAAP net income was 22% for the second quarter of 2022 compared to 21% for the same quarter in 2021. Non-GAAP net income for the second quarter of 2022 was $35.3 million, or $0.89 per diluted share, compared to $31.6 million, or $0.79 per diluted share, for the same quarter in 2021. As a percentage of revenues, non-GAAP net income was 29% for the second quarter of 2022 compared to 32% for the same quarter in 2021.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2022 increased by 16% to $54.4 million compared to $46.7 million for the same quarter in 2021. As a percentage of revenues, Adjusted EBITDA was 45% for the second quarter of 2022 compared to 47% for the same quarter in 2021.

Operating Cash Flow: Operating cash flow for the second quarter of 2022 decreased by 38% to $33.8 million compared to $54.4 million for the same quarter in 2021. As a percentage of revenues, operating cash flow was 28% for the second quarter of 2022 compared to 55% for the same quarter in 2021.

Second Quarter 2022 Business Highlights

•

Qualys VMDR continues to receive industry recognition with a win in the Fortress Security Awards Threat Detection Category and being named a finalist in the best vulnerability management category for both the US and Europe SC Media Awards.

•

Introduced a major upgrade to VMDR with TruRisk™ to give security, cloud operations and IT teams unprecedented insights into their risk posture and drag and drop orchestration to prioritize and quickly respond to the most critical threats.

•

Leveraging Qualys’ single agent approach, we debuted a new solution, Custom Assessment and Remediation (CAR), opening the Cloud Platform by enabling security teams to swiftly respond to zero-day threats and conduct compliance audits of custom applications.

•

Launched an enhanced Partner Program to empower partners by making our renowned Cloud Platform and its more than 20 IT security and compliance applications available with additional support and resources to help expand joint business and drive new customer acquisition.

•	We continued our successful 10-city Qualys Security Conference (QSC) roadshow with events in London, Chicago, New York and San Francisco.

Financial Performance Outlook

Based on information as of today, August 8, 2022, Qualys is issuing the following financial guidance for the third quarter and full year fiscal 2022. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled “Legal Notice Regarding Forward-Looking Statements” and “Non-GAAP Financial Measures” below.

Third Quarter 2022 Guidance: Management expects revenues for the third quarter of 2022 to be in the range of $124.5 million to $125.1 million, representing 19% growth over the same quarter in 2021. GAAP net income per diluted share is expected to be in the range of $0.56 to $0.58, which assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $0.85 to $0.87, which assumes a non-GAAP effective income tax rate of 24%. Third quarter 2022 net income per diluted share estimates are based on approximately 39.2 million weighted average diluted shares outstanding for the quarter.

Full Year 2022 Guidance: Management now expects revenues for the full year of 2022 to be in the range of $488.0 million to $489.5 million, representing 19% growth over 2021, up from the previous guidance range of $484.0 million to $486.5 million. GAAP net income per diluted share is expected to be in the range of $2.39 to $2.44, up from the previous guidance range of $1.91 to $1.95. This assumes an effective income tax rate of 23%. Non-GAAP net income per diluted share is expected to be in the range of $3.50 to $3.55, up from the previous guidance range of $3.13 to $3.17. This assumes a non-GAAP effective income tax rate of 24%. Full year 2022 net income per diluted share estimates are based on approximately 39.4 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its second quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Monday, August 8, 2022. To access the conference call by phone, please register here and you will be provided with dial in details. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Blair King

Vice President, Investor Relations and Corporate Development

(650) 801-6299

ir@qualys.com

About Qualys

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.

The Qualys Cloud Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.

Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our new and upcoming products, features, integrations, collaborations and joint solutions, and their impact upon our long-term growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2022; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the third quarter and full year 2022. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; the length of our sales cycle; the impact of the ongoing COVID-19 pandemic and related public health measures on our business and the global economy; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment (net of proceeds from disposal) and principal payments under finance lease obligations).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, and non-recurring items and the related tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions, and non-recurring items). The actual dollar amount of reconciling items in the third quarter and full year 2022 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the third quarter and full year 2022. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share are adjusted for non-recurring income tax items and tax effect of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 24% in 2022 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$119,893	$99,702	$233,313	$196,458
Cost of revenues (1)	25,046	21,552	49,048	43,232

Gross profit	94,847	78,150	184,265	153,226
Operating expenses:
Research and development (1)	24,791	19,805	47,898	37,554
Sales and marketing (1)	23,730	17,770	43,872	35,759
General and administrative (1)	13,333	11,213	25,967	53,256

Total operating expenses	61,854	48,788	117,737	126,569

Income from operations	32,993	29,362	66,528	26,657
Other income (expense), net:
Interest expense	—	—	—	(4)
Interest income	839	567	1,357	1,313
Other income (expense), net	(1,710)	(80)	(2,420)	(324)

Total other income (expense), net	(871)	487	(1,063)	985

Income before income taxes	32,122	29,849	65,465	27,642
Income tax provision	5,526	8,707	13,459	6,272

Net income	$26,596	$21,142	$52,006	$21,370

Net income per share:
Basic	$0.69	$0.54	$1.34	$0.55

Diluted	$0.67	$0.53	$1.31	$0.53

Weighted average shares used in computing net income per share:
Basic	38,738	39,099	38,864	39,154

Diluted	39,689	40,077	39,844	40,253

(1) Includes stock-based compensation as follows:
Cost of revenues	$1,273	$841	$2,355	$1,716
Research and development	3,541	2,582	6,828	4,797
Sales and marketing	2,305	1,086	4,334	2,714
General and administrative	5,701	4,044	11,048	37,528

Total stock-based compensation	$12,820	$8,553	$24,565	$46,755

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$120,965	$137,328
Short-term marketable securities	298,124	267,960
Accounts receivable, net	97,692	108,998
Prepaid expenses and other current assets	34,959	32,112

Total current assets	551,740	546,398
Long-term marketable securities	80,122	111,198
Property and equipment, net	57,830	61,854
Operating leases - right of use asset	33,451	37,016
Deferred tax assets, net	35,426	25,087
Intangible assets, net	3,365	6,545
Goodwill	7,447	7,447
Restricted cash	1,200	1,200
Other noncurrent assets	18,430	17,814

Total assets	$789,011	$814,559

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,132	$1,296
Accrued liabilities	37,987	32,504
Deferred revenues, current	275,725	257,872
Operating lease liabilities, current	11,545	12,608

Total current liabilities	327,389	304,280
Deferred revenues, noncurrent	28,358	32,753
Operating lease liabilities, noncurrent	31,335	35,914
Other noncurrent liabilities	5,091	4,898

Total liabilities	392,173	377,845
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	493,725	477,323
Accumulated other comprehensive income (loss)	(625)	1,007
Accumulated deficit	(96,301)	(41,655)

Total stockholders’ equity	396,838	436,714

Total liabilities and stockholders’ equity	$789,011	$814,559

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flow from operating activities:
Net income	$52,006	$21,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	17,552	17,869
Bad debt expense	297	152
Loss on disposal of property and equipment	5	12
Stock-based compensation	24,565	46,755
Amortization of premiums on marketable securities	1,158	2,029
Deferred income taxes	(10,861)	(722)
Changes in operating assets and liabilities:
Accounts receivable	11,009	13,983
Prepaid expenses and other assets	(1,085)	(6,014)
Accounts payable	917	947
Accrued liabilities	3,830	3,032
Deferred revenues	13,458	12,827

Net cash provided by operating activities	112,851	112,240

Cash flow from investing activities:
Purchases of marketable securities	(177,171)	(201,411)
Sales and maturities of marketable securities	173,922	205,143
Purchases of property and equipment	(11,150)	(12,911)
Proceeds from disposal of property and equipment	—	6

Net cash used in investing activities	(14,399)	(9,173)

Cash flow from financing activities:
Repurchase of common stock	(117,813)	(63,252)
Proceeds from exercise of stock options	9,073	4,438
Payments for taxes related to net share settlement of equity awards	(8,161)	(21,017)
Proceeds from issuance of common stock through employee stock purchase plan	2,086	—
Principal payments under finance lease obligations	—	(90)

Net cash used in financing activities	(114,815)	(79,921)

Net increase in cash, cash equivalents and restricted cash	(16,363)	23,146
Cash, cash equivalents and restricted cash at beginning of period	138,528	75,332

Cash, cash equivalents and restricted cash at end of period	$122,165	$98,478

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$26,596	$21,142	$52,006	$21,370
Depreciation and amortization of property and equipment	7,097	7,145	14,372	14,578
Amortization of intangible assets	1,474	1,646	3,180	3,291
Income tax provision	5,526	8,707	13,459	6,272
Stock-based compensation	12,820	8,553	24,565	46,755
Other income (expense), net	871	(487)	1,063	(985)

Adjusted EBITDA	$54,384	$46,706	$108,645	$91,281

Adjusted EBITDA margin as a % of revenues	45%	47%	47%	46%

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Cost of revenues	$25,046	$21,552	$49,048	$43,232
Less: Stock-based compensation	(1,273)	(841)	(2,355)	(1,716)
Less: Amortization of intangible assets	(1,389)	(1,621)	(3,009)	(3,241)

Non-GAAP Cost of revenues	$22,384	$19,090	$43,684	$38,275

GAAP Gross profit	$94,847	$78,150	$184,265	$153,226
Plus: Stock-based compensation	1,273	841	2,355	1,716
Plus: Amortization of intangible assets	1,389	1,621	3,009	3,241

Non-GAAP Gross Profit	$97,509	$80,612	$189,629	$158,183

GAAP Research and development	$24,791	$19,805	$47,898	$37,554
Less: Stock-based compensation	(3,541)	(2,582)	(6,828)	(4,797)
Less: Amortization of intangible assets	(85)	(25)	(171)	(50)

Non-GAAP Research and development	$21,165	$17,198	$40,899	$32,707

GAAP Sales and marketing	$23,730	$17,770	$43,872	$35,759
Less: Stock-based compensation	(2,305)	(1,086)	(4,334)	(2,714)

Non-GAAP Sales and marketing	$21,425	$16,684	$39,538	$33,045

GAAP General and administrative	$13,333	$11,213	$25,967	$53,256
Less: Stock-based compensation	(5,701)	(4,044)	(11,048)	(37,528)

Non-GAAP General and administrative	$7,632	$7,169	$14,919	$15,728

GAAP Operating expenses	$61,854	$48,788	$117,737	$126,569
Less: Stock-based compensation	(11,547)	(7,712)	(22,210)	(45,039)
Less: Amortization of intangible assets	(85)	(25)	(171)	(50)

Non-GAAP Operating expenses	$50,222	$41,051	$95,356	$81,480

GAAP Income from operations	$32,993	$29,362	$66,528	$26,657
Plus: Stock-based compensation	12,820	8,553	24,565	46,755
Plus: Amortization of intangible assets	1,474	1,646	3,180	3,291

Non-GAAP Income from operations	$47,287	$39,561	$94,273	$76,703

GAAP Net income	$26,596	$21,142	$52,006	$21,370
Plus: Stock-based compensation	12,820	8,553	24,565	46,755
Plus: Amortization of intangible assets	1,474	1,646	3,180	3,291
Plus (Less): Tax adjustment	(5,619)	265	(8,917)	(10,048)

Non-GAAP Net income	$35,271	$31,606	$70,834	$61,368

Non-GAAP Net income per share:
Basic	$0.91	$0.81	$1.82	$1.57

Diluted	$0.89	$0.79	$1.78	$1.52

Weighted average shares used in non-GAAP net income per share:
Basic	38,738	39,099	38,864	39,154

Diluted	39,689	40,077	39,844	40,253

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2022	2021
GAAP Cash flows provided by operating activities	$112,851	$112,240
Less:
Purchases of property and equipment, net of proceeds from disposal	(11,150)	(12,905)
Principal payments under finance lease obligations	—	(90)

Non-GAAP Free cash flows	$101,701	$99,245

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended June 30,
	2022	2021
GAAP Revenue	$119,893	$99,702
Plus: Current deferred revenue at June 30	275,725	228,180
Less: Current deferred revenue at March 31	(266,934)	(218,898)

Non-GAAP Calculated current billings	$128,684	$108,984

Calculated current billings growth compared to same quarter of prior year	18%	26%